                                                FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-50853

                               SOURCE MEDIA, INC.

                                SUPPLEMENT NO. 1
                       TO PROSPECTUS DATED JULY 28, 1998

     The following information concerns additional selling shareholders that are being added to the table on page 10 of the prospectus dated July 28, 1998.

                                                             SHARES BENEFICIALLY
                                                             OWNED PRIOR TO THE
                                                                  OFFERING
                                                            ---------------------    SHARES BEING
                   SELLING SHAREHOLDER                        NUMBER      PERCENT      OFFERED
                   -------------------                      ----------    -------    ------------
Gleacher & Company........................................  119,013.75       *        119,013.75
Rotan & Co., on behalf of PaineWeber High Income Fund.....      44,700       *            44,700

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 15, 1999.